UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C. 20549




                                 FORM 8-K



                              CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                             February  9, 1994



                                TEXACO INC.
          (Exact name of registrant as specified in its charter)



     Delaware                          1-27              74-1383447
(State or other jurisdiction of   (Commission File     (I.R.S.Employer
       incorporation)                  Number)       Identification Number)

   2000 Westchester Avenue,                                 10650
   White Plains, New York                                 (Zip Code)
(Address of principal executive offices)




                              (914) 253-4000

           (Registrant's telephone number, including area code)




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Item 5. Other Events
- --------------------

On February 9, 1994, Texaco Inc. and the State of Louisiana (State) announced that they had agreed to an out-of-court global settlement ending a long-standing royalty dispute. Texaco will pay the State $250 million over a three year period: $150 million five days after the settlement is formally approved by the U.S. District Court for the Middle District of Louisiana (Federal District Court), and two $50 million payments over the next two years.

Texaco and the State will also exchange comprehensive releases of all pending and related claims, including all of the State's claims against Texaco for alleged underpayment of royalties on State gas and oil leases, and Texaco will embark on an economic expansion program in which it will cause $152 million to be spent over the next five years on expanded activity and investment affecting State-owned oil and gas properties.

The global settlement has received preliminary approval by the State Mineral Board of Louisiana and will be subject to a public comment period, after which it will be considered for final approval by the Board on February 22, 1994. After final approval by the Board, it will then be presented to the Federal District Court for a ruling on fairness. The settlement will be final upon approval by the Federal District Court.


Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
- -------------------------------------------------------------------------

(c)  Exhibits

     99.1 Copy of press release issued by Texaco Inc., dated February 9, 1994, entitled "Texaco Inc. and State of Louisiana Settle Long-Standing Royalty Suit."

                                SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                                TEXACO INC.
                                             ----------------
                                               (Registrant)





                                        By:     /S/R. E. KOCH
                                            --------------------
                                                R. E. KOCH
                                            (Assistant Secretary)






Date:  February 10, 1994
       -----------------